EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89584) of our report dated August 14, 2002 (except for Note 20, as to which the date is August 21, 2002), with respect to the consolidated financial statements of Fox Entertainment Group, Inc. included in The News Corporation Limited’s Annual Report (Form 20-F) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Los Angeles, California

June 27, 2003